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                                    July 7, 1999





The Cobalt Group, Inc.
2030 Fifth Avenue, Suite 300
Seattle, WA 98121


Gentlemen:

     We have acted as counsel to you in connection with the authorization and issuance by The Cobalt Group, Inc. (the "Company") of up to 4,500,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), together with an additional 675,000 shares of Common Stock if and to the extent the underwriters exercise an over-allotment option granted by the Company and the preparation and filing of a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to the foregoing shares of Common Stock (collectively, the "Shares").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

     (b) the offering and sale of the Shares as contemplated by the Registration Statement, and

     (c) receipt by the Company of the consideration required for the Shares to be sold by the Company as contemplated by the Registration Statement,

the Shares will be duly authorized, validly issued, fully paid and nonassessable.


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The Cobalt Group, Inc.
July 6, 1999
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                              Very truly yours,

                              STOEL RIVES LLP